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                                  EXHIBIT 10.10

                                    AGREEMENT

     This AGREEMENT (hereinafter referred to as the "Agreement") is entered into on June 4, 2003 (hereinafter the "Effective Date"), by and between Compass Knowledge Holdings, Inc. (hereinafter referred to as "Compass") and Rogers W. Kirven, Jr. (hereinafter referred to as "Kirven").

                                   WITNESSETH:

     WHEREAS, Compass and Kirven entered into an Amended and Restated Employment Agreement effective on or about November 1, 1999, whereby Kirven presently serves as Chief Executive Officer of Compass (hereinafter the "Employment Agreement"). A copy of the Employment Agreement is attached hereto as Exhibit "A" and by this reference incorporated herein and made a material part hereof; and

     WHEREAS, Kirven desires to resign from his position as an officer and Chairman of the Board of Directors of Compass and terminate the Employment Agreement contemporaneous with same and Compass has agreed to accept such resignation and to terminate the Employment Agreement;

     WHEREAS, the parties desire to memorialize the terms of their agreement by entering into this Agreement.

     NOW, THEREFORE, in consideration of the promises and undertakings contained herein, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, Compass and Kirven agree as follows:

1. Recitals. The foregoing recitals are true and correct in all material respects and by this reference incorporated herein and made a material part hereof.

2. Termination of Employment. The parties hereby agree that effective as of May 31, 2003, the Employment Agreement and Kirven's employment with Compass pursuant thereto shall be effectively terminated (the "Termination Date"). As of the Termination Date, neither party shall thereafter have any rights, duties, obligations, and/or claims with respect to each other except as otherwise specifically provided herein.

3. Certain Covenants and Undertakings. Notwithstanding the foregoing termination, the parties hereby agree as follows:

     A. Transition Assistance. Kirven agrees to be reasonably available without additional compensation for so long as he may be reasonably needed in person, telephonically and through email to discuss, provide information, data, direction, and help that may be reasonably requested of him in order to educate, train, inform and generally continue to facilitate the transition of his work and the information he may hold regarding same to Compass and its designees (the "Transition Services"). It is contemplated that in connection with such Transition Services Kirven will provide Compass and its designated employees, personnel and agents with:

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          (i)   All information, files, folders, documents, data, assumptions, projections, assumptions, theories, formulas and assistance with respect to Compass' business matters;

          (ii) All information, files, folders, documents, data, assumptions, formulas and assistance with respect to all Compass' contracts and agreements for which he negotiated, executed, has information regarding or was otherwise involved;

          (iii) All information, files, folders, documents, data, assumptions, formulas, projections, theories, and assistance with respect to all Compass' budgets and projections for which he has information regarding or was otherwise involved; and

          (iv) All information, files, folders, documents, data, formulas and assistance with respect to all prospective third party opportunities, agreements, discussions and/or understandings.

     a. Accrued Compensation, Benefits and Options. (i) Compass agrees to: (x) pay Kirven his annual base salary as described and in accordance with the provisions of Section 3.1 of the Employment Agreement through the Termination Date; (y) provide Kirven with the benefits described and in accordance with Section 3.4 of the Employment Agreement through the Termination Date; and (z) pay Kirven as soon as is reasonably possible (which shall not occur until Compass has sufficient cash reserves after considering its other obligations and operating needs) all accrued but unpaid bonuses in the amount of $62,716.60 (the "Bonuses"). It is agreed by the parties that Compass will use its reasonable best efforts to pay (provided Compass has sufficient cash reserves after considering its other obligations and operating needs) at least 50% of such Bonuses on or before December 31, 2003 and the remaining 50% on or before March 1, 2004.

          (ii) Compass agrees to reimburse Kirven through the Termination Date for all proper expenses he has incurred on behalf of Compass in accordance with the provisions of Section 4.1 of the Employment Agreement.

          (iii) Compass hereby acknowledges and agrees that all prior options granted to Kirven (265,118) shall be fully vested and that such options shall expire, unless otherwise exercised, on December 31, 2003 notwithstanding anything to the contrary in Compass' Option Plan or the Option Agreement with Kirven.

     b. Relocation. Kirven agrees to use his best efforts to remove his personal effects from his Compass' office and relocate his office as soon as possible, but in no event later than 60 days from the date of this Agreement. Compass agrees to deliver, assign and transfer ownership to Kirven of the computer and cell phone which he is presently using.

     c.   Severance Award.

          It is understood and agreed that as of the Termination Date, Compass unconditionally owes Kirven the sum of $294,491.74 (which includes, without limitation, all compensation, benefit and expense payments otherwise required to be paid to him under the terms of his Employment Agreement). Such amount shall hereinafter be known as the "Severance Award." Compass hereby agrees to pay

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          Kirven the Severance Award in thirty-four (34) equal bi-monthly payments of $8,661.52 on the 15th and last day of each month beginning June 15, 2003 and ending October 31, 2004 (the "Payment Schedule").

          Notwithstanding the Payment Schedule, in the event that a transaction is consummated at anytime during the term of this Agreement between Compass and an Opportunity (as defined below) identified and introduced to Compass by Kirven and in connection with the consummation of such transaction there is sufficient cash resources available to Compass as provided by such Opportunity after considering its other obligations and reasonable operating reserves, as determined by Compass, then, in such event, the payment of the foregoing Severance Award that would otherwise be payable to Kirven in accordance with the Payment Schedule shall be accelerated and paid to Kirven, to the extent reasonably possible. In determining the amount of such accelerated payment that Compass will pay Kirven, assuming sufficient cash resources are available considering other obligations and reasonable operating reserves of Compass, the following formula shall apply:

          (i) 5% on such portion of the consideration actually paid to or received by Compass (including purchase money consideration, capital infusions, and/or fees, but excluding lines of credit or any other debt) from the Opportunity (hereinafter the "Consideration") which does not exceed $1,000,000.00;

          (ii) 4% of such portion of the Consideration which exceeds $1,000,000.00 but does not exceed $2,000,000.00;

          (iii) 3% of such portion of the Consideration which exceeds $2,000,000.00 but does not exceed $3,000,000.00;

          (iv) 2% of such portion of the Consideration which exceeds $3,000,000.00 but does not exceed $4,000,000.00; and

          (v)   1% of such portion of the Consideration which exceeds
          $5,000,000.00.

          The parties recognize and agree that the accelerated payment shall be made, if at all, within 30 days of the actual receipt by Compass of the foregoing Consideration and that in no event shall such payment exceed the amount of the Severance Award that Kirven would otherwise be entitled to receive under the terms of this Agreement.

          For these purposes, an "Opportunity" shall mean any businesses, service or product providers, capital funding sources and other prospects that Kirven introduces to Compass and which Compass enters into a binding agreement with.

          Compass agrees to reimburse Kirven for all other reasonable, pre-approved expenses incurred by Kirven in identifying and introducing such Opportunities to Compass, subject to Kirven's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Compass's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

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4.   No Other Obligations. Except as otherwise specifically provided pursuant to this Agreement, Kirven shall not be entitled to any additional compensation, bonuses, options, benefits, severance payments, reimbursements and/or any other payments of any kind whatsoever.

5. Survival Clauses. Except as otherwise specifically provided in this Agreement, the Employment Agreement shall be of no further force or effect as of the Termination Date. Notwithstanding the foregoing, the parties hereby agree that the survival covenants contained in Article XII of the Employment Agreement as they pertain to Articles VI, VIII, and IX (with the understanding that notwithstanding Article IX of the Employment Agreement, Compass' directors and officers' insurance is only for $1,000,000 with $50,000 deductible) shall survive the termination of the Employment Agreement and the execution and closing of this Agreement.

6. Releases. (a) Kirven, on behalf of himself and his successors, heirs, executors, administrators, representatives, affiliates, agents and assigns, fully and unconditionally forever releases and discharges Compass, its parent company and their officers, directors, successors, assigns, affiliates, and subsidiaries (hereinafter the "Compass Releasees") from any and all claims, demands, manners of action, causes of action, damages, judgments, agreements, demands, debts or liabilities whatsoever whether known or unknown, suspected or unsuspected, both at law and in equity, which Kirven now has, has ever had or will hereafter acquire against Compass Releasees with respect to activities arising from, out of or otherwise in connection with Kirven's employment with Compass or arising from, out of or otherwise in connection with any other matter, cause or event including, but not limited to, any compensation, wages, salary, bonuses, vacation pay, sick pay, disability pay, unemployment claims or benefits, expense reimbursements, severance or termination awards and claims, insurance benefits, and any other benefits; provided, however, that nothing contained herein shall operate to release Compass from its obligations as set forth in this Agreement or any intentional wrongful act or omission by Compass.

     In furtherance of the foregoing, Kirven hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Compass Releasee, based upon any matter purported to be released hereby.

     (b) Compass on behalf of itself and its subsidiaries, successors, affiliates, agents and assigns, fully and unconditionally forever releases and discharges Kirven and his heirs, executors, administrators, and representatives (hereinafter "Kirven Releasees") from any and all claims, demands, manners of action, causes of action, damages, judgments, agreements, demands, debts or liabilities whatsoever whether known or unknown, suspected or unsuspected, both at law and in equity, which Compass now has or has ever had against Kirven Releasees with respect to activities arising from, out of or otherwise in connection with Kirven's employment with Compass except as otherwise provided herein and provided, that nothing contained herein shall operate to release Kirven from his obligations pursuant to this Agreement or any intentional wrongful act or omission by Kirven.

7. Captions; References. The headings and captions in this Agreement are for convenience of reference only and shall not define, affect or limit any of the terms or

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     provisions hereof or therein. All references herein to Paragraphs, Articles and/or Sections are, unless specified otherwise, references to paragraphs, articles and/or sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Settlement Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Settlement Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

8. Binding Effect. Subject to the approval of the Board of Directors of Compass, this Agreement shall be binding upon the parties as of the Effective Date and as well as their respective administrators, successors and assigns, and shall inure to the benefit of the parties and their respective administrators, successors and assigns.

9. Severability. Should any of the provisions of this Agreement be determined to be invalid by a Court of competent jurisdiction, the parties agree that this shall not affect the validity or enforceability of the remaining provisions, and that they shall renegotiate and reform any invalid provisions in good faith to effectuate the purpose of this Agreement and to conform it to the law.

10. Entire Agreement and Modification. This Agreement constitutes the entire understanding between the parties and may not be modified without the express written consent of the parties.

11. No Improper Inducement. The parties represent and acknowledge that in executing this Agreement they do not rely, and have not relied, on any representation or statement made by any of the parties or their respective agents, representatives or counsel with regard to the subject matter, bases or effect of this Agreement or otherwise, other than as specifically stated in this Agreement.

12. Knowing and Voluntary. The parties hereto have read this Agreement and fully understand it. The only promises made in connection with this Agreement are those stated herein and the parties have signed this Agreement knowingly and voluntarily.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.  Dispute Resolution.

     (a) General. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, and which dispute cannot be amicably resolved by the good faith efforts of the parties, then such dispute shall be referred to binding arbitration as set forth in Article 13(b) below.

     (b) Arbitration. Binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Orlando,

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     Florida. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Compass, one by Kirven and the third by the two so chosen. The arbitrators shall each reasonable experience in dealing with such matters and shall not be an employee, director, shareholder or agent of either party or of an affiliate of either party, or otherwise involved (whether by contract or otherwise) in the affairs of either party. If both or either of Compass or Kirven fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President or his designee of the Orlando office of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the President or his designee of the American Arbitration Association. The arbitrators shall make their decision known to both parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the ruling of the arbitration panel within five (5) days of receipt of notice of such ruling. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction. The Parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrators shall be equally divided between the Parties.

15. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by confirmed telecopy and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed to the proper party at the addresses set forth in Section 9.2 of the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement by their respective officers duly authorized in their behalf effective as of the date and year first written above.

Witnesses:                              Compass:

                                        Compass Knowledge Holdings, Inc.


_______________________                 By: /S/ DAN DEVINE
                                            --------------
                                            Dan Devine, President


                                        Kirven:


________________________                /S/ ROGERS W. KIRVEN, JR.
                                        -------------------------
                                        Rogers W. Kirven, Jr.